Exhibit 99.2

AMENDED AND RESTATED JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed on behalf of the undersigned with respect to the ownership of equity shares of Sify Technologies Limited.  This Amended and Restated Joint Filing Agreement (the “Agreement”) supersedes the Joint Filing Agreement filed on November 21, 2005, as Exhibit 99.3 to the Schedule 13D filed on November 21, 2005.  Each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to this Schedule 13D related to the securities of Sify Technologies Limited.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:	December 20, 2010

INFINITY CAPITAL VENTURES, LP

By:	Infinity Capital Venture Management, LLC Its General Partner

By:	/s/ Raju Vegesna
Name:	Raju Vegesna
Title:	Member

INFINITY CAPITAL VENTURE MANAGEMENT, LLC

By:	/s/ Raju Vegesna
Name:	Raju Vegesna
Title:	Member

VEGESNA FAMILY TRUST

By:	/s/ Raju Vegesna
Name:	Raju Vegesna
Title:	Co-Trustee

RAJU VEGESNA

/s/ Raju Vegesna

Raju Vegesna

RAJU VEGESNA INFOTECH & INDUSTRIES PRIVATE LIMITED

By:	/s/ Raju Vegesna
Name:	Raju Vegesna
Title:	Director